As filed with the Securities and Exchange Commission on September 2, 2008.

Registration No. 333-102230

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VERTICAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	86-0446453
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ten Canal Park, Suite 602 Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Employee Stock Purchase Plan, as amended

(Full title of the plan(s))

William Y. Tauscher Vertical Communications Group, Inc. Ten Canal Park, Suite 602 Cambridge, Massachusetts 02141 (Name and address of agent for service)	Copy to: Quentin C. Faust, Esq. Andrews Kurth LLP 1717 Main Street, Suite 3700 Dallas, Texas 75201
(214) 659-4400

(617) 354-0600

(Telephone number, including area code,

of agent for service)

EXPLANATORY NOTE

On December 27, 2002, Vertical Communications, Inc. (formerly Artisoft, Inc.) (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 (No. 333-102230) registering an aggregate of 500,000 shares of Common Stock to be issued pursuant to the Employee Stock Purchase Plan, as amended (the “Plan”).

The Registrant is filing this Post-Effective Amendment to de-register and remove from registration all of the Common Stock issuable under the Plan that is registered pursuant to the above-named Registration Statement on Form S-8 that remain unissued or not reserved for issuance.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on August 28, 2008.

VERTICAL COMMUNICATIONS, INC.

By:	/s/ KEN CLINEBELL
Ken Clinebell
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ WILLIAM Y. TAUSCHER	Chairman, Chief Executive Officer and President	August 28, 2008
William Y. Tauscher

/s/ KENNETH M. CLINEBELL	Chief Financial Officer	August 28, 2008
Kenneth M. Clinebell

/s/ R. RANDY STOLWORTHY	Director	August 28, 2008
R. Randy Stolworthy

/s/ JOHN W. WATKINS	Director	August 28, 2008
John W. Watkins

/s/ MATTHEW J. RUBINS	Director	August 28, 2008
Matthew J. Rubins

/s/ MICHAEL P. DOWNEY	Director	August 28, 2008
Michael P. Downey

/s/ FRANCIS E. GIRARD	Director	August 28, 2008
Francis E. Girard